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                                                                       Exhibit 5

                                                 TFC

                                                 Direct Telephone: +441 298 3216
                                                 Direct Fax::  +441 298 3485
                                                 Direct e-mail: tfaries@ask.bm

                                                 [    ] 2001

Willis Group Holdings Limited

Dear Sirs

RE: WILLIS GROUP HOLDINGS LIMITED (THE "COMPANY") - SEC REGISTRATION STATEMENT

You have asked us to render this opinion in our capacity as your counsel as to Bermuda law in connection with the registration under the Securities Act of 1933, as amended, of the United States of America (the "Securities Act"), by Willis Group Holdings Limited, a company organised under the laws of Bermuda (the "Company") of a Registration Statement on Form S-8 and related documents (the "Registration Statement") in relation to 45,342,500 common shares, par value $0.000115 per share (the "Shares") reserved for issuance by the Company pursuant the following employee share plans:

(a) Willis Group Holdings Limited Non-Employee Directors' Deferred Compensation Plan,
(b)   The Willis Group Holdings Limited Non-Employee Directors Share Option
      Scheme,
(c) Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited,
(d) Amended and Restated Willis Award Plan for Key Employees of Willis Group Holdings Limited, and
(e)   Willis Group Holdings Limited 2001 Share Purchase and Option Plan

together with an indeterminate amount of interests to be offered and sold pursuant to the share plans identified in (a), (c) and (e) above.

The share plans listed in (a) through (e) above are hereinafter collectively referred to as the "Plans".

For the purposes of this opinion we have examined and relied upon the documents listed in the Schedule to this opinion (the "Documents").

ASSUMPTIONS

In stating our opinion we have assumed:
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(a)   The authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies.

(b)   The genuineness of all signatures on the Documents.

(c) The authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than the Directors or Officers of the Company).

(d) That any factual statements made in any of the Documents are true, accurate and complete.

(e) That the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered.

(f) That the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company is an exempted company validly organised and existing and in good standing under the laws of Bermuda.

(2) All necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Shares pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of Governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Shares.

(3) When issued pursuant to the Resolutions and delivered against payment therefor in the circumstances referred to or summarised in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Shares.
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RESERVATIONS

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term "good standing" means only that the Company has received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda which confirms that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

      (i) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

      (ii) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(e) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.
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(f)   In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(g) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

DISCLOSURE

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.


Yours faithfully


/s/ Appleby Spurling & Kempe
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                                    SCHEDULE

1. Certified copy of the Minutes of the Meeting of the Directors of the Company held on 29 March 2001 (the "Resolutions").

2. Certified copies of the Memorandum of Association and Bye-Laws of the Company (collectively referred to as the "Constitutional Documents").

3. A copy of the registration statement on Form S-8 of the Company relating to the Shares to be filed with the SEC (the "Registration Statement").

4. A copy of the Willis Group Holdings Limited Non-Employee Directors' Deferred Compensation Plan.

5. A copy of The Willis Group Holdings Limited Non-Employee Directors Share Option Scheme.

6. A copy of the Amended and Restated 1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited.

7. A copy of the Amended and Restated Willis Award Plan for Key Employees of Willis Group Holdings Limited.

8. A copy of the Willis Group Holdings Limited 2001 Share Purchase and Option Plan.

9. A copy of the permission dated 1 May 2001 given by the Bermuda Monetary Authority under the Exchange Control Act 1972 and related regulations for the issue of the Shares.

10. The entries and filings shown in respect of the Company on the file of the Company maintained in the Registrar of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on [] ] 2001 (the "Company Search").

11. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on [ ] 2001 in respect of the Company (the "Litigation Search").

12. A Certificate of Compliance dated 12 June 2001 issued by the Ministry of Finance in respect of the Company.